Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277527

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 29, 2024)

$

SBA Communications Corporation

$    % Senior Notes due 2030

$    % Senior Notes due 2031

$    % Senior Notes due 2033

We are offering $   aggregate principal amount of   % Senior Notes due 2030 (the “2030 notes”), $   aggregate principal amount of   % Senior Notes due 2031 (the “2031 notes”), and $   aggregate principal amount of   % Senior Notes due 2033 (the “2033 notes” and, together with the 2030 notes and the 2031 notes, the “notes”). The 2030 notes will bear interest at a rate of   % per year, the 2031 notes will bear interest at a rate of   % per year, and the 2033 notes will bear interest at a rate of   % per year, each payable on    and    of each year, beginning on    , 2027. The 2030 notes will mature on    , 2030, the 2031 notes will mature on    , 2031 and the 2033 notes will mature on    , 2033.

We intend to use the net proceeds from this offering to repay in full our 2024 Term Loan maturing in 2031 and repay partially, or in full, outstanding borrowings under our Revolving Credit Facility (each as defined in “Capitalization”). See “Use of Proceeds.” Concurrently with the closing of this offering, in connection with the repayment of our 2024 Term Loan and certain amounts outstanding under our Revolving Credit Facility, we expect to terminate the existing Senior Credit Agreement and enter into a new credit agreement providing for a senior unsecured revolving credit facility under which up to $2.5 billion aggregate principal amount may be borrowed, repaid and redrawn from time to time (the “New Senior Credit Agreement”).

At our option, we may redeem some or all of the notes of a series at any time or from time to time prior to their maturity at the specified redemption price for such series described under “Description of Notes—Optional Redemption.” If we experience specific kinds of changes in control, we must offer to repurchase the notes. See “Description of Notes—Repurchase of Notes upon a Change of Control Triggering Event.”

The notes will be senior unsecured obligations of SBA Communications Corporation (“SBA”) and will rank equally with all of SBA’s existing and future senior indebtedness, including SBA’s obligations under its existing senior notes, and senior to all of SBA’s future subordinated indebtedness. The notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries. Our subsidiaries will not be guarantors of the notes.

For a more detailed description of the notes, see “Description of Notes,” beginning on page S-18 of this prospectus supplement.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 1 of the accompanying prospectus and page 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by reports and documents we file with the Securities and Exchange Commission that are incorporated by reference herein.

	Per 2030 note		Total 2030 notes	Per 2031 note		Total 2031 notes	Per 2033 note		Total 2033 notes
Price to the public(1)		%	$		%	$		%	$
Underwriting discounts		%	$		%	$		%	$
Proceeds to SBA Communications Corporation (before expenses)(1)		%	$		%	$		%	$

(1)	Plus accrued interest, if any, from , 2026.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment on or about   , 2026.

Joint Book-Running Managers

Morgan Stanley	Barclays	Wells Fargo Securities
Goldman Sachs & Co. LLC

Prospectus Supplement dated     , 2026

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference or any such earlier date as may be specified for such information. Our business, financial condition, results of operations and prospects may have changed since these dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or the context otherwise requires, the terms “SBA,” “we,” “our,” “the Company” and “us” refer to SBA Communications Corporation, a Florida corporation, and its subsidiaries on a consolidated basis. The term “SBA” refers to SBA Communications Corporation and not to any of its subsidiaries. As used herein, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” herein is not exclusive.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We expect to deliver the notes against payment for the notes on or about      , 2026, which is the    business day following the pricing of the notes (“T+   ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+  , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding:

•

the future growth and financial health of the wireless industry and the industry participants and the drivers of such growth, including future spectrum auctions and the roll-out of 5G and fixed wireless;

•	our ability to capture and capitalize on industry growth and the impact of such growth on our financial and operational results;

•	the consolidation of wireless service providers and the impact of such consolidation on our financial and operational results, including churn;

•	churn in our domestic and international markets;

•	our intent to grow our tower portfolio domestically and internationally and expand through acquisitions, new builds, and organic lease up on existing towers;

•

the demand for our services and the future capital investments of our customers (including with respect to the implementation of broad based 5G availability and as a result of artificial intelligence and emerging high performance applications);

•	our strategies for growing, and ability to grow, our cash flows;

•	core leasing revenue growth, on an organic basis, in our domestic and international segments, and the drivers of such growth;

•	our site leasing business being characterized by stable and long-term recurring revenues;

•

our expectations regarding our future cash capital expenditures, both discretionary and non-discretionary, including expenditures required for new builds and to maintain, improve, and modify our towers, ground lease purchases, and general corporate expenditures, and the source of funds for these expenditures;

•	that we will be able to continue to secure rights to the land underlying our towers, and the impact of such strategy on our financial and operational results;

•	the timing for closing of pending acquisitions;

•

our future liquidity requirements, including our debt service in 2026, and our ability to meet such requirements with cash on hand, capacity under our Revolving Credit Facility, and our cash flows from operations for the next twelve months will be sufficient to service our outstanding debt during the next twelve months;

•	our election to be taxed as a real estate investment trust (“REIT”), our intent to continue to operate as a REIT, and the use of net operating losses (“NOLs”) to reduce REIT taxable income;

•	our capital allocation strategies and the impact of these strategies on our future financial and operational results, including our goal of increasing our Adjusted Funds From Operations per share;

•	our expectations regarding dividends and our ability to grow our dividend in the future and the drivers of such growth;

•	the impact of compliance with applicable laws and regulations, including environmental laws, and various legal proceedings on our financial results and future business prospects; and

•	the impact of certain tax and accounting matters on our financial statements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, and assumptions. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, unless otherwise required by law. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•

developments in, and macroeconomic influences on, the wireless communications industry in general, and for wireless communications infrastructure providers in particular, that may slow growth or affect our customers’ access to sufficient capital, or ability to expend capital to fund network expansion or enhancements;

•	the impact of churn based on prior and future consolidation among wireless service providers;

•

our ability to successfully manage the risks associated with international operations, including risks relating to competition, political or economic conditions, inflation, potential tariffs, tax laws, currency restrictions, and exchange rate fluctuations, legal or judicial systems, and land ownership, including land ownership risks with respect to towers we do not own;

•

our ability to successfully manage the risks associated with our acquisition initiatives, including our ability to satisfactorily complete due diligence on acquired towers, the amount and quality of due diligence that we are able to complete prior to closing of any acquisition, our ability to accurately anticipate the future performance of the acquired towers, our ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations, and, once acquired, our ability to effectively integrate acquired towers into our business and to achieve the financial results projected in our valuation models for the acquired towers;

•	the health of the economies and wireless communications markets of the international jurisdictions we operate in, and the willingness of carriers to invest in their networks in such markets;

•

our ability to secure as many site leasing tenants as anticipated and retain current leases on towers as well as our tenants’ ability and willingness to comply with their obligations under such leases;

•	our ability to meet our operational and capital expenditure goals, including expected economies of scale arising from new tenants on our existing towers;

•	our ability to secure and deliver anticipated services business at contemplated margins;

•

our ability to build new towers, including our ability to identify and acquire land that would be attractive for our customers and to successfully and timely address the issues that arise in connection with the building of new towers;

•

our ability to compete for the acquisition of towers and other factors that may adversely affect our ability to purchase towers that meet our investment criteria and are available at prices which we believe will be accretive to our shareholders and allow us to maintain our long-term target leverage ratios while achieving our expected portfolio growth levels;

•	our capital allocation decisions and the impact on our ability to achieve our expected tower portfolio growth levels;

•	our ability to protect our rights to the land under our towers, and our ability to acquire land underneath our towers on terms that are accretive;

•	our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels;

•	our ability to successfully estimate the impact of regulatory and litigation matters;

•	natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage;

•	a decrease in demand for our towers;

•	the impact of EchoStar’s sale of its spectrum;

•	the ability of our customers to perform under their contractual and financial obligations;

•	the introduction of new technologies or changes in a tenant’s business model that may make our tower leasing business less desirable to existing or potential tenants;

•	the impact of interest rates on our results of operations and our ability to refinance our existing indebtedness at commercially reasonable rates or at all;

•	our ability to continue to comply with covenants and the terms of our credit instruments and our ability to obtain additional financing to fund our capital expenditures;

•

our ability to qualify for treatment as a REIT for U.S. federal income tax purposes and to comply with and conduct our business in accordance with such rules and to utilize available NOLs to reduce REIT taxable income;

•

our ability to successfully estimate the impact of certain accounting and tax matters, including the ability to successfully utilize like-kind exchanges, the effect of adopting certain accounting pronouncements and the availability of sufficient NOLs to offset future REIT taxable income; and

•	other risks, including those described herein and in Item 1A. - Risk Factors in our Annual Report on Form 10-K and those described from time to time in our other filings with the Commission.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find More Information” in this prospectus supplement.

Our Business

We are a leading independent owner and operator of wireless communications infrastructure, including tower structures, rooftops, and other structures that support antennas used for wireless communications, which we collectively refer to as “towers” or “sites.” Our principal operations are in the United States and its territories. In addition, we own and operate towers in South America, Central America and Africa. Our primary business line is our site leasing business, which contributed 98.5% of our total segment operating profit for the three months ended March 31, 2026. In our site leasing business, we (1) lease space to wireless service providers and other customers on assets that we own or operate and (2) manage rooftop and tower sites for property owners under various contractual arrangements. As of March 31, 2026, we owned 46,358 towers, a substantial portion of which have been built by us or built by other tower owners or operators who, like us, have built such towers to lease space to multiple wireless service providers. Our other business line is our site development business, through which we assist wireless service providers in developing and maintaining their own wireless service networks.

Our principal executive offices are located at 8051 Congress Avenue, Boca Raton, Florida 33487, and our telephone number is (561) 995-7670. We were founded in 1989 and incorporated in Florida in 1997. Our corporate website is www.sbasite.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered part of this prospectus supplement or the accompanying prospectus.

Risk Factors

See the “Risk Factors” sections beginning on page S-8 of this prospectus supplement, page 1 of the accompanying prospectus and page 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by annual, quarterly and other reports and documents we file with the Commission that are incorporated by reference herein, for a discussion of factors to which you should refer and carefully consider prior to making an investment in the notes.

Recent Developments

Concurrently with the closing of this offering, in connection with the repayment of our 2024 Term Loan and certain amounts outstanding under our Revolving Credit Facility, we expect to terminate the existing Senior Credit Agreement and enter into the New Senior Credit Agreement providing for a senior unsecured revolving credit facility under which up to $2.5 billion aggregate principal amount may be borrowed, repaid and redrawn from time to time. The repayment of our 2024 Term Loan and certain amounts outstanding under our Revolving Credit Facility is contingent upon the closing of this offering.

THE OFFERING

The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “SBA,” “we,” “our” and “us” refer only to SBA Communications Corporation and not to its consolidated subsidiaries.

Issuer	SBA Communications Corporation, a Florida corporation.

Guarantees	None.

Securities Offered	$ principal amount of % Senior Notes due 2030. $ principal amount of % Senior Notes due 2031. $ principal amount of % Senior Notes due 2033.

Maturity	2030 notes: , 2030.

2031 notes:     , 2031.

2033 notes:     , 2033.

Interest Rate and Payment Dates	The 2030 notes will have an interest rate of % per annum, the 2031 notes will have an interest rate of % per annum and the 2033 notes will have an interest rate of % per annum, each payable in cash on and of each year, commencing on , 2027.

Optional Redemption	At our option, we may redeem some or all of the notes of a series at any time or from time to time prior to their applicable par call date (as defined herein) or prior to their maturity, as applicable.

If we elect to redeem the 2030 notes prior to their maturity, the 2031 notes prior to     , 20   (the date that is    months prior to their maturity date) or the 2033 notes prior to     , 20   (the date that is    months prior to their maturity date), we will pay the applicable redemption price described under “Description of Notes—Optional Redemption” for the notes redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If we elect to redeem the 2031 notes on or after     , 20   (the date that is    months prior to their maturity date) or the 2033 notes on or after     , 20   (the date that is    months prior to their maturity date), we will pay a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior indebtedness, including our obligations under our existing senior notes, and senior to all of our future subordinated indebtedness. The notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. SBA’s assets consist of the capital stock of SBA Telecommunications LLC (“Telecommunications”), and the notes will not be guaranteed by Telecommunications or any of its subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of Telecommunications and its subsidiaries, including indebtedness of such subsidiaries.

As of March 31, 2026, on a consolidated basis, we had $13.0 billion aggregate principal amount of outstanding indebtedness. After giving effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds,” as of March 31, 2026, we would have had a total of approximately $ of outstanding indebtedness, all of which would have been unsecured, and our subsidiaries would have had a total of approximately $ of outstanding indebtedness, all of which would have been secured.

Mandatory Offer to Repurchase	Following a Change of Control Triggering Event (as defined in “Description of Notes”), we must offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of any notes repurchased plus accrued and unpaid interest thereon to, but excluding, the date of purchase. See “Description of Notes—Repurchase of Notes upon a Change of Control Triggering Event.”

Certain Covenants	We will issue the notes under an indenture with U.S. Bank Trust Company, National Association, as trustee. The terms of the notes, among other things, will restrict our ability and the ability of our subsidiaries to incur certain liens and merge with or into other companies.

The covenants are subject to a number of exceptions and qualifications. For more details, see “Description of Notes—Certain Covenants.”

Trading and Listing	The notes will not be listed on any securities exchange. The notes are new issues of securities for which there is currently no public trading market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. There is no assurance that a liquid market for the notes will develop or be maintained. See “Risk Factors—Risks Relating to the Notes and Our Debt Structure—There is no public market for the notes, a market may not develop and you may have to hold your notes to maturity.”

Use of Proceeds	We expect to receive net proceeds of approximately $ from the sale of the notes to the underwriters, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay in full our 2024 Term Loan maturing in January 2031 and repay partially, or in full, outstanding borrowings under our Revolving Credit Facility. See “Use of Proceeds.”

RISK FACTORS

Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our annual, quarterly and other reports and documents we file with the Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes.

Risks Relating to the Notes and Our Debt Structure

Our substantial indebtedness could adversely affect our financial condition and operations and prevent us from fulfilling our debt service obligations under the notes.

We have and will continue to have a significant amount of indebtedness. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal, interest or other amounts due on our indebtedness. Subject to certain restrictions under our existing indebtedness, we and our subsidiaries may also incur significant additional indebtedness in the future, which may have the effect of increasing our total leverage.

As a consequence of our indebtedness, (1) demands on our cash resources may increase, (2) we are subject to restrictive covenants that further limit our financial and operating flexibility and (3) we may choose to institute self-imposed limits on our indebtedness based on certain considerations including market interest rates, our relative leverage and our strategic plans. For example, as a result of our substantial level of indebtedness and the uncertainties arising in the credit markets and the U.S. economy:

•	we may be more vulnerable to general adverse economic and industry conditions;

•	we may have to pay higher interest rates upon refinancing or on our variable rate indebtedness if interest rates rise, thereby reducing our cash flows;

•

we may find it more difficult to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements that would be in our best long-term interests;

•

we may be required to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our debt, reducing the available cash flow to fund other investments, including share repurchases, tower acquisitions and new build capital expenditures, or to satisfy our REIT distribution requirements;

•	we may have limited flexibility in planning for, or reacting to, changes in our business or in the industry;

•	we may have a competitive disadvantage relative to other companies in our industry that are less leveraged; and

•	we may be required to sell debt or equity securities or sell some of our core assets, possibly on unfavorable terms, in order to meet payment obligations.

The indenture that will govern the notes will not prohibit SBA or our restricted subsidiaries from incurring substantially more debt, all of which could be senior to the notes. This increased leverage could increase the business and financial risks associated with our future operations. The covenants under the indenture also will not apply to any of our subsidiaries designated as unrestricted subsidiaries.

The indenture that will govern the notes will not prohibit SBA or our restricted subsidiaries from incurring substantially more debt in the future. Any additional indebtedness that we incur may rank equal to the notes and, subject to certain limitations, may be secured. The notes will be SBA’s senior unsecured obligations and will rank equally in right of payment with SBA’s existing and future senior unsecured debt, including the 2020 Notes and the 2021 Notes. Consequently, if SBA incurs any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes, the 2020 Notes and the 2021 Notes, any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up to which we may be subject.

If we incur any additional indebtedness that is secured, including any future securitization, then the holders of that future debt will be entitled to be paid in full before the holders of the notes with any proceeds from secured assets distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of SBA and/or our restricted subsidiaries. These borrowings may have the effect of reducing your ability to receive the full amount of principal and interest that is due under the notes. Furthermore, any refinancing of our Secured Tower Revenue Securities (the “Tower Securities”) or other incurrence of additional debt, including the incurrence of additional secured debt such as another securitization or issuance of Tower Securities, could increase the business and financial risks associated with our future operations.

If any of the future indebtedness that we incur is incurred by any of our subsidiaries, then it will be effectively senior in right of payment to the notes and the holders of that future debt will be entitled to be paid in full before the holders of the notes with any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of SBA and/or our restricted subsidiaries.

In addition, the definition of “Restricted Subsidiary” under the indenture for the notes excludes some of our subsidiaries that we will designate as unrestricted subsidiaries, which will include the lender of the mortgage loan that relates to the Tower Securities and the borrowers and guarantors under the mortgage loan that relates to the Tower Securities. Our unrestricted subsidiaries will not be subject to the covenants under the indenture. As of March 31, 2026, the borrowers under the mortgage loan that relates to the Tower Securities owned 8,623 tower sites and held certain tenant leases and other assets. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is incorporated by reference in this prospectus supplement. We also have the ability to designate restricted subsidiaries as unrestricted subsidiaries in the future, subject to the conditions set forth in the indenture. See “Description of Notes.”

The documents governing certain of our existing indebtedness, including the 2020 Notes and the 2021 Notes, contain restrictive covenants that could adversely affect our business by limiting our flexibility.

The documents governing certain of our existing indebtedness, including the 2020 Notes and the 2021 Notes, contain restrictive covenants that could adversely affect our business by limiting our flexibility. Depending on the agreement, the covenants may restrict SBA’s and/or specific SBA subsidiaries. Since SBA is a holding company with no business operations of its own, any restrictions on SBA’s subsidiaries affect SBA on a consolidated basis.

The indentures governing the 2020 Notes, the 2021 Notes and the mortgage loan underlying the Tower Securities contain restrictive covenants imposing significant operational and financial restrictions on us, including restrictions that may limit our ability to engage in acts that may be in our long-term best interests.

Among other things, the covenants under each indenture limit the ability of SBA and/or its restricted subsidiaries, as applicable, to:

•	merge, consolidate or sell assets;

•	make restricted payments, including pay dividends or make other distributions;

•	enter into transactions with affiliates;

•	enter into sale and leaseback transactions; and

•	issue guarantees of indebtedness.

In addition, the indentures governing the 2020 Notes and the 2021 Notes contain certain ratio tests that must be met before SBA and its restricted subsidiaries may incur additional unsecured indebtedness or additional secured indebtedness. For example, pursuant to the indenture governing the 2020 Notes and the 2021 Notes, until such notes are redeemed, SBA and its restricted subsidiaries may incur additional indebtedness only if the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio (as defined in such indentures) is no greater than 9.5 to 1.0 on a pro forma basis. These restrictive covenants are subject to a number of qualifications and exceptions. We also expect to be subject to financial and other restrictive covenants and to be required to maintain certain financial ratios under the New Senior Credit Agreement. See “Description of Other Indebtedness—New Senior Credit Agreement” for more information.

Additionally, the mortgage loan relating to our Tower Securities contains financial covenants that require that the mortgage loan borrowers maintain, on a consolidated basis, a minimum debt service coverage ratio. To the extent that the debt service coverage ratio, as of the end of any calendar quarter, falls to 1.30 to 1.0 or lower, then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make other payments required under the loan documents, referred to as “excess cash flow,” will be deposited into a reserve account instead of being released to the borrowers. The funds in the reserve account will not be released to the borrowers unless the debt service coverage ratio exceeds 1.30 to 1.0 for two consecutive calendar quarters. If the debt service coverage ratio falls below 1.15 to 1.0 as of the end of any calendar quarter, then an “amortization period” will commence and all funds on deposit in the reserve account, along with all subsequent excess cash flow, will be applied to prepay the mortgage loan until such time that the debt service coverage ratio exceeds 1.15 to 1.0 for a calendar quarter. These provisions could limit the ability of SBA and its restricted subsidiaries to receive excess cash flow from the borrowers under the mortgage loan.

These restrictive covenants could place SBA and its restricted subsidiaries at a disadvantage compared to some of its competitors, which may have fewer restrictive covenants and may not be required to operate under these restrictions. Further, these covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, new tower development, mergers and acquisitions or other opportunities. If SBA or its restricted subsidiaries fail to comply with these covenants, it could result in an event of default under its debt instruments. If any such default occurs, all amounts outstanding under the notes, the 2020 Notes and the 2021 Notes and the New Senior Credit Agreement may become immediately due and payable.

We are a holding company. The notes will be unsecured obligations and not be guaranteed by any of our subsidiaries. Holders of the notes will be structurally subordinated to all our subsidiaries’ indebtedness and obligations.

We conduct all of our operations through our subsidiaries. Accordingly, our only sources of cash to pay interest and principal on our outstanding indebtedness are distributions relating to our ownership interests in our subsidiaries from the net earnings and cash flow generated by such subsidiaries or from proceeds of debt or equity offerings. Earnings and cash flow generated by our subsidiaries are first applied by such subsidiaries to conduct their operations, including the mortgage loan underlying the Tower Securities (each as included in the “Capitalization” section of this prospectus supplement), as the case may be, after which any excess cash flow generally may be paid to us. Other than the cash required to repay amounts due under our 2020 Notes and 2021

Notes and funds to be utilized for stock repurchases and dividend payments, we currently expect that substantially all the earnings and cash flow of our subsidiaries will be retained and used by them in their operations, including servicing their respective debt obligations. The ability of our operating subsidiaries to pay dividends or transfer assets to us is restricted by applicable state law and contractual restrictions, including the terms of their outstanding debt instruments. Our subsidiaries are legally distinct from us and, unless they guarantee such debt, have no obligation to pay amounts due on our debt or to make funds available to us for such payment.

The notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries. The indenture governing the notes will permit our subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by those subsidiaries. In addition, the indenture governing the notes will contain only certain limitations on the ability of such subsidiaries to grant liens on their assets to secure their indebtedness. The indenture governing the notes also will not restrict our ability to refinance indebtedness of SBA with indebtedness of one of its subsidiaries. After giving effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds,” as of March 31, 2026, we would have had a total of approximately $     of outstanding indebtedness, all of which would have been unsecured, and our subsidiaries would have had a total of approximately $     of outstanding indebtedness, all of which would have been secured. Under the terms of our subsidiary debt, the ability of certain of our subsidiaries to pay dividends or make distributions to us may be materially restricted.

There can be no assurance that our subsidiaries will generate sufficient cash flow to meet their respective obligations under the applicable debt instruments, nor can we give assurance that excess cash flow, if any, of our subsidiaries will be available for payment to us or sufficient to satisfy our debt obligations, including interest and principal payments on the notes. In addition, in the event we do not repay our Tower Securities by their respective anticipated repayment dates in 2026, 2027, 2028, 2029 and 2031, as applicable, then substantially all the cash flow of the issuers of the Tower Securities must be applied to make principal payments on such Tower Securities.

SBA’s obligations under the New Senior Credit Agreement will be unsecured obligations of SBA and will not be guaranteed by any of SBA’s subsidiaries. The notes also will be senior unsecured obligations of SBA and will not be guaranteed by any of SBA’s subsidiaries. The notes will rank equally with all of SBA’s other existing and future senior indebtedness, including SBA’s obligations under the New Senior Credit Agreement, 2020 Notes and 2021 Notes, and senior to all of SBA’s future subordinated indebtedness. The notes will effectively rank junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Accordingly, even if an event of default exists under the indenture governing the notes, our secured lenders could foreclose on our assets and those of our subsidiaries in which they have been granted a security interest, in each case to the exclusion of any holder of the notes. In addition, in the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness will be available to pay obligations on the notes only after all such secured indebtedness has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

We may not be able to purchase the notes upon the occurrence of a Change of Control Triggering Event, which would result in a default under the indenture governing the notes and would adversely affect our business and financial condition.

Upon the occurrence of a Change of Control Triggering Event (See “Description of Notes—Certain Definitions—Change of Control Triggering Event”), each holder of the notes and each holder of the 2020 Notes and the 2021 Notes will have the right to require us to repurchase all or any part of such holder’s notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding, the purchase date. We may not have sufficient funds available to make any required repurchases of the notes, the 2020 Notes and the 2021 Notes and we may be unable to receive distributions or advances from our subsidiaries in the future sufficient to meet such repurchase obligations. In addition, a change of control may also accelerate obligations to repurchase amounts outstanding under our and our subsidiaries’ indebtedness and require us (or our subsidiaries), among other things, to make similar offerings in respect of our and their outstanding indebtedness. In addition, restrictions under future debt instruments may not permit us to repurchase the notes. Also, the exercise of the holders of the 2020 Notes, the 2021 Notes or any future debt instruments containing similar provisions of their right to require SBA to repurchase such instruments could cause a default under such indebtedness and the notes, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on SBA. If we fail to repurchase notes of any series in that circumstance, we will be in default under the indenture governing the notes, which would in turn be a default under the indentures governing the 2020 Notes and the 2021 Notes. See “Description of Notes—Repurchase of Notes upon a Change of Control Triggering Event.”

Investors may not be able to determine when a Change of Control Triggering Event giving rise to their right to have the notes repurchased by SBA has occurred following a sale of “substantially all” of the assets of SBA and its restricted subsidiaries.

A Change of Control Triggering Event, as defined in the indenture governing the notes offered hereby, will require SBA to make an offer to repurchase all the notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of the assets of SBA and its restricted subsidiaries. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require SBA to repurchase the notes as a result of a sale, lease or transfer of less than all the assets of SBA and its restricted subsidiaries to another individual, group or entity may be uncertain.

There is no public market for the notes, a market may not develop and you may have to hold your notes to maturity.

The notes are new issues of securities and there is no existing trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange. We have been advised by certain of the underwriters that they intend to make a market in the notes, as permitted by applicable law and regulations. However, they are not obligated to do so and may discontinue any market making activities with respect to the notes at any time without notice. If a trading market for the notes develops, no assurance can be given as to how liquid that trading market will be. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

Our credit ratings may not reflect all risks of your investment in the notes.

We expect that the notes, upon issuance, will be rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a division of S&P Global Inc. (“S&P”) and Fitch Ratings, Inc. (“Fitch”). These ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. A rating is not a recommendation to purchase, hold, or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Each agency’s rating should be evaluated independently of any other agency’s rating. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Real or anticipated changes in our credit ratings will generally affect the market value of the notes. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes, may make it more difficult for us to raise capital, and may increase our existing and future borrowing costs. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion, and any such rating may be revised or withdrawn at any time.

Federal and state fraudulent transfer laws may permit a court to void the notes, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes could be voided as a fraudulent transfer or conveyance if SBA (a) issued the notes with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of (b) only, one of the following is also true at the time thereof:

•	SBA were insolvent or rendered insolvent by reason of the issuance of the notes;

•	the issuance of the notes left SBA with an unreasonably small amount of capital or assets to carry on the business;

•	SBA intended to incur, or believed or should have believed that SBA would incur, debts beyond SBA’s ability to pay as they mature; or

•	SBA was a defendant in an action for money damages, or had a judgment for money damages docketed against SBA if the judgment is unsatisfied after final judgment.

We cannot be certain as to the standards a court would use to determine whether or not SBA was insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes would be subordinated to SBA’s other debt. Among other things, the measure of insolvency for these purposes will vary depending on the law of the jurisdiction being applied in any such proceeding. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes, could subordinate the notes to presently existing and future indebtedness of SBA, or could require the holders of the notes to repay any amounts received with respect to the notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to SBA’s other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $     from the sale of the notes to the underwriters, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay in full our 2024 Term Loan and repay partially, or in full, outstanding borrowings under our Revolving Credit Facility. We intend to use the remaining net proceeds from this offering for general corporate purposes. As of March 31, 2026, there was $2.254 billion aggregate principal amount outstanding under the 2024 Term Loan, which accrued interest at a blended rate of 5.194% (including the impact of interest rate swaps) and has a maturity date of January 25, 2031. As of March 31, 2026, there was $1.285 billion aggregate principal amount outstanding under the Revolving Credit Facility, which provides SBA Senior Finance II with the ability to borrow up to $2.0 billion, based upon its consolidated financial ratio and subject to compliance with the covenants in the existing Senior Credit Agreement. As of March 31, 2026, the amounts outstanding under the Revolving Credit Facility were accruing interest at a rate of 4.755% and the facility has a maturity date of January 25, 2029.

Certain of the underwriters and/or their respective affiliates may serve in various roles under our New Senior Credit Agreement and are lenders under our 2024 Term Loan and our Revolving Credit Facility and, accordingly, may receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash, cash equivalents and restricted cash and capitalization as of March 31, 2026:

•	on an actual basis; and

•	on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds.”

The following data are qualified in their entirety by our financial statements and other information incorporated by reference herein. You should read this table in conjunction with (1) those financial statements and such other information, (2) the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and (3) “Use of Proceeds.”

	Actual	As Adjusted
	(dollars in thousands)
	(unaudited)	(unaudited)
Cash and Cash Equivalents	$269,064	$
Restricted Cash(1)	$63,448

Total Cash, Cash Equivalents and Restricted Cash	$332,512	$

Long-Term Debt (including current maturities)(2):
Revolving Credit Facility(3)(4)	$1,285,000	$
2024 Term Loan(4)	2,254,000		—
2020-2C Tower Securities	600,000		600,000
2021-1C Tower Securities	1,165,000		1,165,000
2021-2C Tower Securities	895,000		895,000
2021-3C Tower Securities	895,000		895,000
2022-1C Tower Securities	850,000		850,000
2024-1C Tower Securities	1,450,000		1,450,000
2024-2C Tower Securities	620,000		620,000
3.875% Senior Notes due 2027 (“2020 Notes”)	1,500,000		1,500,000
3.125% Senior Notes due 2029 (“2021 Notes”)	1,500,000		1,500,000
% Senior Notes due 2030 offered hereby	—
% Senior Notes due 2031 offered hereby	—
% Senior Notes due 2033 offered hereby	—

Total Debt and Other Obligations	$13,014,000	$

Shareholders’ deficit:
Class A common stock, par value $0.01, 400,000 shares authorized, 106,063 shares issued and outstanding	$1,061	$
Additional paid-in capital	$3,084,883	$
Accumulated deficit	$(7,200,856)	$
Accumulated other comprehensive loss, net	$(636,733)	$

Total shareholders’ deficit	$(4,751,645)	$

Total Capitalization	$8,262,355	$

(1)	Restricted Cash includes both short- and long-term restricted cash.
(2)	Debt balances are included at the nominal principal amount outstanding and do not reflect any discounts.
(3)

SBA Senior Finance II is a borrower under the existing Senior Credit Agreement, which currently consists of (i) a senior secured term loan that matures on January 25, 2031 (“2024 Term Loan”) and (ii) a senior secured revolving loan under which up to $2.0 billion aggregate principal amount may be borrowed, repaid and redrawn, based upon specific financial ratios and subject to the satisfaction of other customary conditions to borrowing through the maturity date of January 25, 2029 (“Revolving Credit Facility”).
(4)

We intend to use the net proceeds of this offering to repay in full our 2024 Term Loan and repay partially, or in full, outstanding borrowings under our Revolving Credit Facility. In connection with such repayment, we expect to terminate the existing Senior Credit Agreement and enter into the New Senior Credit Agreement providing for a senior unsecured revolving credit facility under which up to $2.5 billion aggregate principal amount may be borrowed, repaid and redrawn from time to time.

DESCRIPTION OF OTHER INDEBTEDNESS

For information concerning our existing indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Instruments and Debt Service Requirements” in our Annual Report on Form 10-K for the year ended December 31, 2025 and note 11 to our consolidated financial statements included in such Form 10-K, as updated by annual, quarterly and other reports and documents we file with the Commission that are incorporated by reference herein. You should read this information in conjunction with (1) the sections titled “Prospectus Supplement Summary,” “Risk Factors” and “Capitalization” included in this prospectus supplement, (2) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each incorporated by reference herein, and (3) the consolidated financial statements of SBA and the related notes incorporated by reference into this prospectus supplement.

New Senior Credit Agreement

Concurrently with the closing of this offering, in connection with the repayment of our 2024 Term Loan and certain amounts outstanding under our Revolving Credit Facility, we expect to terminate the existing Senior Credit Agreement and enter into the New Senior Credit Agreement providing for a senior unsecured revolving credit facility under which up to $2.5 billion aggregate principal amount may be borrowed, repaid and redrawn from time to time, subject to the satisfaction of customary conditions to borrowing through the maturity date of     , 2031 (the “New Credit Facility”). The repayment of our 2024 Term Loan and certain amounts outstanding under our Revolving Credit Facility is contingent upon the closing of this offering.

We expect amounts borrowed under the New Credit Facility will accrue interest, at our election, at either (1) a eurocurrency rate, a term SOFR reference rate, a term CORRA reference rate or a daily simple RFR, in each case, plus a margin that ranges from 0.75% to 1.375% or (2) a base rate plus a margin that ranges from 0% to 0.375%, in each case based on our ratings from S&P and Fitch. In addition, we expect to be required to pay a commitment fee of between 0.08% and 0.20% per annum on the amount of unused commitment, based on our ratings from S&P and Fitch. Borrowings under the New Credit Facility may be used for general corporate purposes.

We expect that the obligations under the New Senior Credit Agreement will be unsecured. In addition, we expect that the New Senior Credit Agreement will require us to maintain specific financial ratios, including (1) a Consolidated Total Net Leverage Ratio not to exceed 7.50 to 1.00 as of the last day of any fiscal quarter (or up to 8.00 to 1.00 for four fiscal quarters following the consummation of certain qualified acquisitions) and (2) a Consolidated Senior Secured Leverage Ratio not to exceed 3.50 to 1.00 as of the last day of any fiscal quarter. We expect that the New Senior Credit Agreement will contain customary affirmative and negative covenants that, among other things, would limit our ability to incur indebtedness, grant certain liens, merge or consolidate, make certain restricted payments, enter into transactions with affiliates, and engage in certain asset dispositions. We expect that the New Senior Credit Agreement will also be subject to customary events of default.

We expect that the New Senior Credit Agreement will permit us, without the consent of the other lenders, to request that one or more existing or new lenders provide us with increases in the New Credit Facility in an amount not to exceed $1.0 billion provided that after giving effect to the proposed increase in New Credit Facility commitments we would be in compliance with the financial ratios described above and other customary conditions to be set forth in the New Senior Credit Agreement.

DESCRIPTION OF NOTES

General

You can find the definitions of certain terms used in the following description under the subheading “—Certain Definitions.” In this summary and under the caption “Description of Debt Securities” in the accompanying prospectus, unless otherwise indicated or the context otherwise requires, the words “SBA,” “we,” “our” and “us” refer only to SBA Communications Corporation and not to any of its subsidiaries. The   % Senior Notes due 2030 offered hereby (“2030 notes”), the   % Senior Notes due 2031 offered hereby (“2031 notes”), and the   % Senior Notes due 2033 offered hereby (“2033 notes”) are referred to herein collectively as the “notes.” Unless otherwise indicated, for all purposes of this “Description of Notes,” references to the notes are references to the notes offered hereby collectively.

SBA will issue the notes under an indenture to be dated as of     , 2026 and a supplemental indenture to be dated on or around     , 2026 (together, “indenture”), between itself and U.S. Bank Trust Company, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”).

The following description is a summary of the material provisions of the notes and the indenture. You should carefully read the following description and the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities” before investing in the notes. The following description supplements and, only to the extent inconsistent therewith, replaces the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus with respect to the notes. Capitalized terms used but not otherwise defined in this description have the meanings set forth in the accompanying prospectus under the caption “Description of Debt Securities.” This description does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as Holders of the notes. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information” in this prospectus supplement. A copy of the indenture will be available upon request to SBA.

Brief Description of the Notes

The notes will:

•	be senior unsecured obligations of SBA;

•	rank equally with all existing and future senior indebtedness of SBA;

•	rank senior to all future subordinated indebtedness of SBA;

•	effectively rank junior to all secured indebtedness to the extent of the value of the assets securing such indebtedness of SBA; and

•	be structurally subordinated to all existing and future liabilities and obligations of SBA’s subsidiaries.

The 2030 notes will accrue interest from   , 2026, at a rate of  % per annum, payable semi-annually, commencing on     , 2027, and will mature on    , 2030. The 2031 notes will accrue interest from     , 2026, at a rate of  % per annum, payable semi-annually, commencing on     , 2027, and will mature on     , 2031. The 2033 notes will accrue interest from    , 2026, at a rate of  % per annum, payable semi-annually, commencing on    , 2027, and will mature on    , 2033.

SBA will covenant that it will offer to repurchase a series of notes under the circumstances described under the caption “—Repurchase of Notes upon a Change of Control Triggering Event” upon the occurrence of a Change of Control Triggering Event with respect to such notes.

The indenture will also contain covenants with respect to the following:

•	Liens;

•	merger, consolidation or sale of all or substantially all assets; and

•	reports.

The operations of SBA are conducted through its subsidiaries and, therefore, SBA depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. SBA’s subsidiaries will not be guarantors of the notes, and the notes will be structurally subordinated to all Indebtedness and other liabilities and commitments, including trade payables and lease obligations, of SBA’s subsidiaries. Any right of SBA to receive assets of any of its subsidiaries upon the liquidation or reorganization of the subsidiaries, and the consequent right of the Holders to receive the proceeds of those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that SBA is itself recognized as a creditor of such subsidiary. If SBA is recognized as a creditor of such subsidiary, the claims of SBA would still be subordinate in right of payment to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by SBA. After giving effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds,” as of March 31, 2026, SBA would have had a total of approximately $     of outstanding indebtedness, all of which would have been unsecured, and SBA’s subsidiaries would have had a total of approximately $     of outstanding indebtedness, all of which would have been secured. See “Risk Factors—Risks Relating to the Notes and Our Debt Structure—We are a holding company. The notes will be unsecured obligations and not be guaranteed by any of our subsidiaries. Holders of the notes will be structurally subordinated to all our subsidiaries’ indebtedness and obligations.”

All of SBA’s Restricted Subsidiaries will be subject to the restrictive covenants set forth in the indenture. As of the Issue Date, (i) SBA Depositor LLC (the lender of the mortgage loan that relates to the Tower Securities), and (ii) SBA Holdings LLC, SBA Guarantor LLC, and each of SBA Guarantor LLC’s Subsidiaries as of the Issue Date that will be listed on a schedule to the indenture (all of which are borrowers and guarantors under the mortgage loan that relates to the Tower Securities) will be Unrestricted Subsidiaries under the indenture. In addition, SBA may designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants set forth in the indenture. None of SBA’s subsidiaries will Guarantee the notes.

Principal, Maturity and Interest

The 2030 notes initially will be limited in aggregate principal amount to $     and will mature on     , 2030. The 2031 notes initially will be limited in aggregate principal amount to $     and will mature on     , 2031. The 2033 notes initially will be limited in aggregate principal amount to $     and will mature on    , 2033. The indenture will allow SBA to issue an unlimited principal amount of notes in addition to the notes being sold in this offering. The issuance of any of those additional notes will be subject to SBA’s ability to incur Indebtedness under the New Credit Facility and any applicable restrictions in the instruments governing SBA’s other indebtedness. Any such additional notes of a series offered hereby will be treated as part of the same class and series as the applicable notes issued in this offering for purposes of voting under the indenture, although they may bear a separate CUSIP number. SBA will issue the notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the 2030 notes will accrue at the rate of   % per annum, interest on the 2031 notes will accrue at the rate of   % per annum, and interest on the 2033 notes will accrue at the rate of   % per annum, in each case payable in United States dollars semi-annually in arrears on      and     , commencing on     , 2027. SBA will make each interest payment to Holders of record on the immediately preceding      and     (whether or not a business day).

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to SBA, SBA will make all payments of principal, premium and interest, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and security registrar for the notes within the City and State of New York unless SBA elects to make interest payments by check sent to the Holders at their address set forth in the register of Holders. Payments to Holders of notes in global form will be made to the depositary in accordance with its applicable procedures.

Paying Agent and Security Registrar for the Notes

The trustee will initially act as the paying agent and security registrar for the notes of each series. SBA may change the paying agent or security registrar for any series of notes under the indenture without prior notice to the Holders of such notes, and SBA or any of its subsidiaries may act as paying agent or security registrar under the indenture with respect to any series of notes.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The security registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. SBA is not required to transfer or exchange any notes selected for redemption. Also, SBA is not required to transfer or exchange any notes for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

We may redeem the 2030 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus    basis points, less (b) interest accrued on those notes to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus accrued and unpaid interest thereon to (but excluding) the redemption date.

Prior to the applicable Par Call Date (as defined below), we may redeem the 2031 notes and the 2033 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus   basis points, in the case of the 2031 notes, and    basis points, in the case of the 2033 notes, less (b) interest accrued on those notes to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On and after the applicable Par Call Date, we may redeem the 2031 notes and the 2033 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to (but excluding) the redemption date.

The following is relevant to the determination of the redemption price:

“Par Call Date” means, with respect to the 2031 notes,     , 20   (the date that is  month(s) prior to the maturity date of the 2031 notes), and with respect to the 2033 notes,     , 20   (the date that is   month(s) prior to the maturity date of 2033 notes).

“Treasury Rate” means, with respect to any redemption date for notes of a series, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption of notes of such series shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on Government Securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable:

(1)

the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, the Treasury Rate applicable to such redemption shall be calculated based on the rate per annum equal to the semi- annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes, as applicable. If there is no United States Treasury security maturing on (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes but there are two or more United States Treasury securities with a maturity date equally distant from (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes, one with a maturity date preceding (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes, as applicable, and one with a maturity date following (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes, the United States Treasury security with a maturity date preceding (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes, as applicable, shall be selected. If there are two or more United States Treasury securities maturing on (i) the applicable Par Call Date or (ii) the maturity date of the 2030 notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time shall be selected. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no duty to calculate, determine or verify the redemption price or any component thereof.

Selection and Notice

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of notes to be redeemed. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.

In the case of a partial redemption, selection of any certificated notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any certificated note is to be redeemed in part only, the notice of redemption that relates to such certificated note will state the portion of the principal amount of the note to be redeemed. A new certificated note in a principal amount equal to the unredeemed portion of any certificated note will be issued in the name of the Holder of the certificated note upon surrender for cancellation of the original certificated note. For so long as the notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the notes (including the selection of any such notes for partial redemption) shall be done in accordance with the policies and procedures of the depositary.

Notes called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. Unless SBA defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Repurchase of Notes upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to a series of notes, each Holder will have the right to require SBA to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of such Holder’s notes pursuant to the offer described below (“Change of Control Offer”). The offer price in any Change of Control Offer will be payable in cash and will be 101% of the aggregate principal amount of any notes repurchased plus accrued and unpaid interest on such notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to (but excluding) the date of purchase (“Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, SBA will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in the notice (“Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the indenture and described in such notice.

On the Change of Control Payment Date, SBA will, to the extent lawful:

(1)	accept for payment all notes, or portions thereof, properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes, or portions thereof, properly tendered and not withdrawn; and

(3)

deliver or cause to be delivered to the trustee the notes so accepted together with an officer’s certificate stating the aggregate principal amount of notes, or portions thereof, being purchased by SBA.

The paying agent will promptly send to each Holder of notes, or portions thereof, properly tendered and not withdrawn the Change of Control Payment for such notes, and the trustee will promptly authenticate and send to each Holder of a certificated note a new certificated note equal in principal amount to any unpurchased portion of any certificated note surrendered, if any; provided that the new certificated note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any note so purchased by SBA will cease to accrue interest on and after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. SBA will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, SBA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such compliance.

The Change of Control purchase feature is a result of negotiations between SBA and the underwriters. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that SBA could decide to do so in the future. Subject to the limitations discussed below, SBA could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect SBA’s capital structure. The indenture will not restrict the ability of SBA or its subsidiaries to incur additional Indebtedness, except for certain secured Indebtedness, the incurrence of which is restricted by the covenant described under “Certain Covenants—Liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding.

Accordingly, SBA may nonetheless incur significant additional Indebtedness. Except for the limitations contained in the covenant described under “Certain Covenants—Liens,” the indenture will not contain any covenants or provisions that may afford Holders protection in the event of certain highly leveraged transactions.

SBA will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by SBA and purchases all notes properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the occurrence of a Change of Control Triggering Event, SBA will not be obligated to make a Change of Control Offer with respect to the outstanding notes in the event it has delivered a notice of redemption (which is or has become unconditional) with respect to all of the outstanding notes as provided under “—Optional Redemption.” A Change of Control Offer may be made in advance of a Change of Control Triggering Event and conditioned upon such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer. The provisions under the indenture relating to SBA’s obligation to make an offer to repurchase the notes of a particular series as a result of a Change of Control Triggering Event may be waived or modified at any time with the written consent of the Holders of not less than a majority in aggregate principal amount of the notes of such series then outstanding.

Certain Covenants

Liens

SBA will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) on any of its or its Restricted Subsidiaries’ property or assets (which includes Capital Stock) securing Indebtedness without providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Notwithstanding the foregoing, SBA may, and may permit any of its Restricted Subsidiaries to, create, incur or assume Liens securing Indebtedness without equally and ratably securing the notes if, after giving effect to the creation, incurrence or assumption of such Liens and related transactions, the aggregate amount (without duplication) of the Indebtedness secured by Liens (other than Permitted Liens) on the property or assets (which includes Capital Stock of SBA) of SBA and its Restricted Subsidiaries shall not exceed the Permitted Amount at the time of the creation, incurrence or assumption of such Liens.

Merger, Consolidation or Sale of Assets

SBA will not consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and SBA will not permit any Person to consolidate with or merge into SBA or convey, transfer or lease its properties and assets substantially as an entirety to SBA, unless:

(1)

if SBA consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which SBA is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of SBA substantially as an entirety will be a corporation, partnership, limited liability company or trust, will be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the notes and the performance or observance of every covenant of the indenture on the part of SBA to be performed or observed;

(2)

immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of SBA or any Subsidiary as a result of such transaction as having been incurred by SBA or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing;

(3)

if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of SBA would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, SBA or such successor Person, as the case may be, will take such steps as are necessary effectively to secure the notes equally and ratably with (or prior to) all Indebtedness secured thereby; and

(4)

SBA has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Reports

Whether or not required by the SEC’s rules and regulations, so long as any notes are outstanding, SBA will furnish to the trustee, within 15 days after SBA is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) such annual and quarterly reports, information, documents and other reports with the SEC, copies of SBA’s annual report and of the information, documents and other reports that SBA is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. SBA will also comply with the applicable provisions of Section 314(a) of the Trust Indenture Act. To the extent such filings are made with the SEC, the reports will be deemed to be furnished to the trustee and Holders.

In the event that the rules and regulations of the SEC permit SBA and any direct or indirect parent of SBA to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of SBA, consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for SBA will satisfy this covenant, and the indenture will permit SBA to satisfy its obligations in this covenant with respect to financial information relating to SBA by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its subsidiaries other than SBA and its subsidiaries, on the one hand, and the information relating to SBA and its subsidiaries on a standalone basis, on the other hand.

The delivery of any such reports, information and/or documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including SBA’s or any other Person’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so made available to the trustee or whether SBA (or any other Person) is required to file any reports or other information with the SEC, whether any information is available on (or has been posted to) any website, other online data system or filed with EDGAR (or any successor system) or whether SBA has otherwise delivered any notice or report in accordance with the requirements specified in this covenant.

Events of Default and Remedies

Each of the following constitutes an “Event of Default” under the indenture with respect to the applicable series of notes:

(1)	default for 30 days in the payment when due of interest on the notes of such series;

(2)	default in payment when due of the principal of or premium, if any, on the notes of the applicable series;

(3)

failure by SBA or any of its Restricted Subsidiaries to comply with the provisions described under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets” or failure by SBA to consummate a Change of Control Offer in accordance with the provisions of the indenture applicable to the offer;

(4)

failure by SBA or any of its Restricted Subsidiaries to perform any other covenant in the indenture other than a covenant specified in (1), (2), or (3) above for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under the caption “Certain Covenants—Reports”) after notice to comply;

(5)

default under any Indebtedness for money borrowed by SBA or any of its Restricted Subsidiaries, or the payment of which is guaranteed by SBA or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)

is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”); or

(b)

results in the acceleration of the Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more, and such Payment Default or acceleration has not been discharged, rescinded or annulled within 15 days after notice;

(6)

failure by SBA or any of its Restricted Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $250.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(7)	certain events of bankruptcy or insolvency described in the indenture with respect to SBA or any of its Restricted Subsidiaries.

However, a Default under clause (4) or (5) above will not constitute an Event of Default for any series of notes until the trustee or the Holders of 25% in principal amount of the outstanding notes of such series notify SBA (and the trustee if given by the Holders) of the Default and SBA does not cure such Default within the time specified after receipt of such notice.

A Default under one series of notes will not necessarily be a Default under another series of notes.

If any Event of Default (other than the type described in clause (7) above with respect to SBA) occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then-outstanding notes of the applicable series may declare all such notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default described in clause (7) above, with respect to SBA, all outstanding notes will become due and payable without further action or notice. Holders may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding notes of any series may direct the trustee in its exercise of any trust or power with respect to such series.

The Holders of a majority in aggregate principal amount of the notes then outstanding of any series by written notice to the trustee may, on behalf of the Holders of all the notes of such series, waive any existing Default or Event of Default and its consequences under the indenture with respect to such series except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes of such series (including in connection with a Change of Control Offer) or in respect of a matter, the modification of which requires the consent of each Holder of an outstanding note of such series.

The indenture will provide that if a Default or Event of Default occurs and is continuing with respect to a series of notes and a responsible officer of the trustee receives written notice thereof, the trustee must send to each Holder of the notes of such series a notice of the Default within 90 days after the notice is received by the trustee. Except in the case of a Default or an Event of Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers determines in good faith that withholding notice is in the interest of the Holders of such notes. In addition, SBA is required to deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signers thereof know of any Default or Event of Default that is occurring, the status thereof and what action SBA is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of SBA, as such, shall have any liability for any obligations of SBA under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The indenture will provide that SBA may exercise legal defeasance (referred to in the indenture as “full defeasance”) or covenant defeasance with respect to the notes of a series, as further described under the caption “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. The covenants described under the captions “—Repurchase of Notes upon a Change of Control Triggering Event,” “—Certain Covenants—Liens,” “—Certain Covenants—Reports” and clause (3) under “—Certain Covenants—Merger, Consolidation or Sale of Assets” will be eligible for covenant defeasance.

Satisfaction and Discharge

The indenture will cease to be of further effect (except as to certain surviving rights and obligations, including the right of transfer or exchange of the applicable series of notes and SBA’s obligations to the trustee, as expressly provided for in the indenture) with respect to the notes of any series when (a) SBA delivers to the trustee for cancellation all notes of such series or (b) all outstanding notes of such series not delivered to the trustee for cancellation become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and SBA deposits with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption of all outstanding notes of such series and certain other requirements are satisfied.

Amendment, Supplement and Waiver

Without the consent of any Holders, SBA, when authorized by a board resolution, and the trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the trustee, for any of the following purposes:

(1)	to evidence the succession of another Person to SBA and the assumption by any such successor of the covenants of SBA in the indenture and in the notes; or

(2)

to add to the covenants of SBA for the benefit of the Holders of all or any series of notes (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for benefit of such series) or to surrender any right or power in the indenture conferred upon SBA; or

(3)

to add any additional Events of Default for the benefit of the Holders of all or any series of notes (and if such additional Events of Default are to be for the benefit of less than all series of notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)

to add or to change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form; or

(5)

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes; provided that any such addition, change or elimination (i) will neither (A) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such note with respect to such provision or (ii) will become effective when there is no such note outstanding; or

(6)	to establish the form or terms of notes of any series as permitted by certain sections of the indenture;

(7)

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of trusts under the indenture by more than one trustee, pursuant to the requirements of the indenture; or

(8)

to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture; provided that such action pursuant to this clause (8) will not adversely affect the interests of the Holders of notes of any series in any material respect.

With the consent of the Holders of not less than a majority in principal amount of the outstanding notes of each series affected by such supplemental indenture, SBA, when authorized by a board resolution, and the trustee may enter into an indenture or supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the Holders of notes of such series under the indenture; provided, however, that no supplemental indenture will, without the consent of the Holder of each outstanding note affected thereby:

(1)

change the Stated Maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any note which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change any place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable (it being understood that the provisions described above under “Repurchase of Notes upon a Change of Control Triggering Event” and the related definitions are not subject to this clause, other than SBA’s obligation to make the Change of Control Payment on a Change of Control Payment Date); or

(2)

Impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date, or in the case of a Change of Control Offer, on or after the Change of Control Offer Payment Date); or

(3)

reduce the percentage in principal amount of the outstanding notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture; or

(4)

modify any of the provisions of certain sections of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each outstanding note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the trustee” and concomitant changes in certain sections of the indenture, or the deletion of this proviso, in accordance with the requirements of the indenture.

Concerning the Trustee

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of SBA, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the notes then outstanding of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture with respect to the notes of such series, subject to certain exceptions. The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless that Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the notes will be governed by the laws of the State of New York.

Additional Information

Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, FL 33487, Attention: Executive Vice President, Chief Administrative Officer and General Counsel.

Book-Entry, Delivery and Form

The notes will be initially issued in the form of one or more global notes (collectively, the “Global notes”) registered in the name of DTC or its nominee.

Upon the issuance of a Global note, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the notes represented by such Global note purchased by such Persons in this offering. Such accounts shall be designated by the underwriters. Ownership of beneficial interests in a Global note will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Ownership of beneficial interests in a Global note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global note other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global note.

Notwithstanding anything to the contrary contained in this “Description of Notes,” as long as the notes are in the form of a Global note, notice to the Holders may be made electronically in accordance with procedures of DTC or any successor thereto.

Payment of principal of and interest on notes represented by a Global note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. SBA has been advised by DTC that upon receipt of any payment of principal of or interest on any Global note, DTC or its nominee will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global note as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a Global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A Global note may not be transferred except as a whole by DTC or a nominee of DTC to DTC or to a nominee of DTC. A Global note is exchangeable for certificated notes only if:

(a)

DTC notifies SBA that it is unwilling or unable to continue as a depositary for such Global note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by SBA within 90 days;

(b)	SBA, in its discretion, at any time determines not to have all the notes represented by such Global note; or

(c)	there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such Global note.

Any Global note that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global note may direct. Subject to the foregoing, a Global note is not exchangeable, except for a Global note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global note becomes exchangeable for certificated notes,

(a)	certificated notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(b)	transfer of the certificated notes will be registrable, at the office or agency of SBA maintained for such purposes; and

(c)

no service charge will be made for any registration of transfer or exchange of the certificated notes, although SBA may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a Global note, or any nominee, is the registered owner of such Global note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole Holder of the notes represented by such Global note for all purposes under the indenture and the notes of the applicable series. Except as set forth above, owners of beneficial interests in a Global note will not be entitled to have the notes represented by such Global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the Holders of any notes under such Global note. Accordingly, each Person owning a beneficial interest in a Global note must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the indenture. SBA understands that under existing industry practices, in the event that SBA requests any action of Holders or that an owner of a beneficial interest in a Global note desires to give or take any action which a Holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised SBA that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own DTC. Access to DTC’s book-entry registration and transfer system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of SBA, the trustee, the underwriters or any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Adjusted EBITDA” means, for the 12-month period immediately preceding the calculation date, for SBA and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (i) interest expense, whether or not accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings), and amortization of non-cash interest expense, (ii) income tax expense and consolidated gross receipts tax expense, including taxes based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation, amortization and accretion (including amortization of intangible assets and accretion of asset retirement obligations), (iv) extraordinary losses and non-recurring non-cash charges and expenses, (v) all other non-cash charges, expenses and interest (including any non-cash losses in respect of Hedging Obligations, non-cash impairment charges, stock-based compensation charges and non-cash amortization of prepaid lease purchase price adjustments), (vi) non-recurring integration and transaction costs and expenses, including as a result of business combinations, operational changes and improvements (including transaction costs, expenses and fees incurred in connection with any merger or acquisition, severance and retention costs and business optimization expenses), (vii) non-recurring charges and expenses, restructuring charges and losses on the retirement or extinguishment of Indebtedness and (viii) other non-operating expenses in an aggregate amount not exceeding $15 million in any fiscal year, in each case for such period, less extraordinary gains, other non-operating income in an aggregate amount not exceeding $15 million in any fiscal year and cash payments (not otherwise deducted in determining Consolidated Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Restricted Subsidiary of SBA, or was merged with or consolidated into SBA or any of its Restricted Subsidiaries, during such period, or any acquisition by SBA or any of its Restricted Subsidiaries of the assets of any Person during such period, “Adjusted EBITDA” shall, at SBA’s option in respect of any or all of the foregoing, also include the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such acquisition, merger or consolidation, including any concurrent transaction entered into by such Person or with respect to such assets as part of such acquisition, merger or consolidation, had occurred on the first day of such period and (II) with respect to any Person that has ceased to be a Restricted Subsidiary of SBA during such period, or any material assets of SBA or any of its Restricted Subsidiaries sold or otherwise disposed of by SBA or any of its Restricted Subsidiaries during such period, “Adjusted EBITDA” shall exclude the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Restricted Subsidiary or such assets had occurred on the first day of such period.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term “Beneficially Own” has a correlative meaning.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP; provided that any such liability of SBA or its Subsidiaries that is not required to be reflected on the consolidated balance sheet of SBA in accordance with GAAP, but is subsequently recharacterized as capital lease obligation due to a change in accounting treatment, shall for all purposes under the indenture (including, without limitation, the calculation of Consolidated Interest Expense, Consolidated Net Income and Adjusted EBITDA) not be treated as Capital Lease Obligation or Indebtedness.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1)

the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of SBA and its Restricted Subsidiaries, taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of SBA; or

(3)

any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of SBA; provided that a transaction in which SBA becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) SBA’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom SBA is a Subsidiary immediately following such transaction and (b) immediately following such transaction, no person (as defined in this clause (2)) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of SBA.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of SBA shall be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Change of Control Offer” has the meaning set forth above under the caption “—Repurchase of Notes upon a Change of Control Triggering Event.”

“Change of Control Payment” has the meaning set forth above under the caption “—Repurchase of Notes upon a Change of Control Triggering Event.”

“Change of Control Payment Date” has the meaning set forth above under the caption “—Repurchase of Notes upon a Change of Control Triggering Event.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the Net Income (but not loss) of any Person other than SBA that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

(2)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

(3)	the cumulative effect of a change in accounting principles shall be excluded.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Event of Default” has the meaning set forth above under the caption “Events of Default and Remedies.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means (a) any Subsidiary of SBA that is not organized or existing under the laws of the United States of America or any State thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (b) any Subsidiary of SBA that has no material assets other than Capital Stock of one or more Foreign Subsidiaries (or Subsidiaries thereof).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such were in effect as of the Issue Date.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)

other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holder” means a Person in whose name a note is registered on the security registrar’s books.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the term “Indebtedness” shall not include post-

closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is or becomes due and payable and is not thereafter promptly paid. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness will be the accreted value thereof. For the avoidance of doubt, Indebtedness of any Person will not include any obligations or Guarantees of obligations of such Person relating to leases which would not have been accounted for as a liability on a balance sheet of such Person in accordance with GAAP, even if those obligations or Guarantees of obligations would be included as liabilities on the balance sheet of such Person at the time of determination.

“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date, or the equivalent rating of any other Ratings Agency selected by us as provided in the definition of “Ratings Agencies.”

“Issue Date” means     , 2026, the date of the original issuance of the notes under the indenture.

“Licenses” means, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, ownership or operation of any communications tower facilities, granted or issued by the Federal Communications Commission (or other similar or successor agency of the federal government administering the Communications Act of 1934, as amended, or any similar or successor federal statute) and held by SBA or any of its Restricted Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Maturity,” when used with respect to any note of any series, means the date on which the principal of such note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any asset sale, any discontinued operations or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“New Credit Facility” means a senior unsecured revolving credit facility under which up to $2.5 billion aggregate principal amount may be borrowed, repaid and redrawn from time to time.

“Newly Created Subsidiary” means a newly created direct or indirect subsidiary of SBA that is formed after the Issue Date; provided that neither SBA nor any of its Restricted Subsidiaries shall have transferred, or may in the future transfer, any assets (other than cash or cash equivalents or used, obsolete, condemned, worn out or surplus assets or assets that are left on property of SBA or any of its Restricted Subsidiaries by customers or tenants) to such Newly Created Subsidiary for so long as such Newly Created Subsidiary remains designated as an Unrestricted Subsidiary.

“Payment Default” has the meaning set forth above under the caption “—Events of Default and Remedies.”

“Permitted Amount” means, as of any date of determination, an amount equal to the product of (1) 3.5 and (2) Adjusted EBITDA as of the most recent fiscal quarter for which internal financial statements are available.

“Permitted Liens” means:

(1)	Liens existing on the Issue Date;

(2)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3)

Liens securing Indebtedness incurred by SBA or any of its Restricted Subsidiaries since the Issue Date, represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of SBA or any of its Restricted Subsidiaries (including any Indebtedness incurred for such purpose within 270 days of such purchase, construction or improvement) in an aggregate principal amount, including all Indebtedness incurred to extend, refund, refinance, renew, defease or replace any other Indebtedness secured under this clause (3), not to exceed $500 million at any one time outstanding; provided that, for the avoidance of doubt, individual financings of property, plant or equipment provided by the same lender or financing source that are permitted to be secured under this clause (3) may be cross-collateralized to other financings of property, plant or equipment provided by such lender or financing source that are permitted to be secured under this clause (3) or otherwise under the indenture;

(4)	Liens in favor of SBA or its Restricted Subsidiaries;

(5)	easements, rights-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that:

(a)	are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

(b)	do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by SBA or its Restricted Subsidiaries;

(6)

Liens on property at the time SBA or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into SBA or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of such acquisition; provided, further, however, that such Liens do not extend to any other property of SBA or any of its Restricted Subsidiaries (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof);

(7)

Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

(8)

Liens to secure any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings (or successive amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings), in whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3) and (6) of this definition; provided, however, that (A) such new Lien will be limited to all or part of the same property that secured the original Lien (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (i) the outstanding principal amount, or, if issued with original issue discount, the aggregate accreted value of, or, if greater, the committed amount of the Indebtedness secured by Liens described under clauses (1), (3) or (6) of this definition at the time such original Lien became a Permitted Lien under the indenture; and (ii) an amount no greater than accrued and unpaid interest with respect to such Indebtedness and any fees, underwriting discounts and other costs and expenses, including premiums, related to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(9)

restrictions on the transfer of Licenses or assets of SBA or any of its Restricted Subsidiaries imposed by any of the Licenses as in effect on the Issue Date or imposed by the Communications Act of 1934, as amended, any similar or successor federal statute or the rules and regulations of the Federal Communications Commission (or other similar or successor agency of the federal government administering such Act or successor statute) thereunder, all as the same may be in effect from time to time;

(10)

leases and subleases of real property in the ordinary course of business (for the avoidance of doubt, excluding sale and leaseback transactions) that do not materially interfere with the ordinary conduct of the business of SBA or any of its Restricted Subsidiaries;

(11)

Liens incurred in the ordinary course of business in connection with workers’ compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than 60 days;

(12)	Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

(13)	Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(14)	judgment Liens;

(15)	Liens securing obligations under Hedging Obligations not for speculative purposes;

(16)	Liens in connection with escrow or security deposits made in connection with any acquisition of assets; and

(17)	banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)

such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and

(b)	such deposit account is not intended to provide collateral to the depositary institution.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Ratings Agencies” means (1) S&P, Moody’s and Fitch and (2) if any of S&P, Moody’s or Fitch ceases to rate the notes or ceases to make a rating on the notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the notes publicly available and selected by us (as certified by an officer’s certificate), which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Ratings Decline” means, with respect to a series of notes, the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by SBA or any third party to effect a Change of Control (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies if such period exceeds 90 days): (1) in the event that the notes have an Investment Grade Rating by all three Ratings Agencies, the notes cease to have an Investment Grade Rating by two of the three Ratings Agencies, (2) in the event that the notes have an Investment Grade Rating by two Ratings Agencies, the notes cease to have an Investment Grade Rating by either Ratings Agency, (3) in the event that the notes have an Investment Grade Rating by one Ratings Agency, the notes cease to have an Investment Grade Rating by such Ratings Agency and there is a reduction in the rating of the notes by one of the other Ratings Agencies, or (4) in the event that the notes do not have an Investment Grade Rating, there is a reduction in the rating of the notes by two of the three Ratings Agencies or, if there are fewer than three Ratings Agencies rating the notes, the rating of each Ratings Agency (for the avoidance of doubt, changes in outlook shall not be a reduction in rating).

“Restricted Subsidiary” means a Subsidiary of SBA other than an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership: (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Unrestricted Subsidiary” means (1) as of the Issue Date, SBA Depositor, LLC (the lender of the mortgage loan that relates to the Tower Securities), SBA Holdings LLC, SBA Guarantor LLC, and each of SBA Guarantor LLC’s Subsidiaries as of the Issue Date that will be listed on a schedule to the indenture (all of which are borrowers and guarantors under the mortgage loan that relates to the Tower Securities), (2) any Newly Created Subsidiary of SBA that is designated by the Chief Financial Officer of SBA as an Unrestricted Subsidiary, in each case until such time as the board of directors may designate such Newly Created Subsidiary to be a Restricted Subsidiary; provided that (a) neither SBA nor any of its Restricted Subsidiaries provides credit support for any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness of SBA or its Restricted Subsidiaries, (c) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with SBA or any Restricted Subsidiary of SBA unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to SBA or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not affiliates of

SBA, (d) such Unrestricted Subsidiary does not own any Capital Stock of any Restricted Subsidiary of SBA that has not theretofore been or is not simultaneously being designated an Unrestricted Subsidiary and (e) no Default or Event of Default would occur or be existing following such designation, and (3) any subsidiary of an Unrestricted Subsidiary. Any such designation by the Chief Financial Officer of SBA shall be evidenced to the trustee by filing with the trustee a certified copy of a certificate of the Chief Financial Officer of SBA giving effect to such designation. At the time of designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to incur outstanding Indebtedness and grant any existing Liens.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors, managers or trustees of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary discusses the material U.S. federal income and, in the case of Non-U.S. Holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus supplement. This summary only addresses notes purchased for cash upon original issuance at the price indicated on the cover of this prospectus supplement. This summary assumes that holders will hold their notes as capital assets, which generally means as property held for investment. Each prospective holder is urged to consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership and sale or other disposition of the notes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code (the “Treasury Regulations”) by the U.S. Department of the Treasury and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly retroactively). No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income and estate tax consequences discussed below. The discussion below is not binding on the IRS or the courts and, accordingly, the IRS or a court may take contrary positions. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, such as holders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, regulated investment companies, real estate investment trusts, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, “controlled foreign corporations,” “passive foreign investment companies” and United States expatriates), persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or an integrated transaction for U.S. federal income tax purposes, partnerships and entities treated as partnerships (or other pass-through entities for U.S. federal income tax purposes) or persons who are investors therein or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a United States person. A beneficial owner of a note that is not a U.S. Holder or a partnership or entity treated as a partnership (or another pass-through entity) for U.S. federal income tax purposes is referred to herein as a “Non-U.S. Holder.” If a partnership or entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of notes that is an entity treated as a partnership for U.S. federal income tax purposes and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of notes.

The notes may be redeemed or repurchased before maturity in certain circumstances described under “Description of Notes—Optional Redemption” and “Description of Notes—Repurchase of Notes upon a Change of Control Triggering Event.” We intend to take the position that the possibility of any additional amounts payable upon any such redemption or repurchase does not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. This position is not binding on the IRS or any court. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Payments of Interest. Generally, “qualified stated interest” on a note will be taxable to a U.S. Holder as ordinary interest income (in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes) at the time such payments are accrued or received. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), at least annually over the entire term of the note at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest on the notes will be qualified stated interest.

Sale, Exchange, Retirement or Other Disposition of the Notes. Upon a sale, exchange, retirement or other taxable disposition of notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than an amount attributable to accrued but unpaid qualified stated interest, which will be taxable as ordinary interest income as discussed above to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in such notes. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the cost of the note to such U.S. Holder. Generally, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the notes is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gains generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Additional Tax on Net Investment Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include interest and net gains from the disposition of notes. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Non-U.S. Holders

Interest. Subject to the discussion below with respect to FATCA (as defined below) and the discussion below with respect to backup withholding, all payments of interest on the notes made to a Non-U.S. Holder will be exempt from U.S. federal withholding tax under the “portfolio interest rule,” provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code, (iv) such Non-U.S. Holder certifies, under penalties of perjury, to the withholding agent on an applicable IRS Form W-8 (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied and (v) interest paid on the notes is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the withholding agent with a properly executed (i) IRS Form W-8BEN or Form W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes. Subject to the discussion below with respect to FATCA and the discussion below concerning backup withholding and except with respect to amounts attributable to accrued but unpaid qualified stated interest, which will be taxable as described above under “—Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other taxable disposition of a note, unless in the case of any such gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States (as described below under “—Income Effectively Connected with a U.S. Trade or Business”) or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

Income Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder of notes is engaged in a trade or business in the United States, and if interest on the notes or gain realized on the sale, exchange, retirement or other taxable disposition of the notes is effectively connected with the conduct of such trade or business (and if required by an applicable income tax treaty, is attributable to a United States permanent establishment), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such income or gain, as applicable, in generally the same manner as if the Non-U.S. Holder were a U.S. Holder. Payments of interest, or gain realized on the sale, exchange, retirement or other taxable disposition of the notes, that are effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% U.S. federal withholding tax, provided in the case of interest that the Non-U.S. Holder claims exemption from withholding on a properly executed IRS Form W-8ECI (or appropriate substitute form). In addition, if such Non-U.S. Holder is a foreign corporation, such corporation may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

FATCA. Under the Foreign Account Tax Compliance Act (“FATCA”), payments of interest on a note made to certain non-U.S. persons, including certain foreign financial institutions and investment funds, could be subject to a 30% withholding tax unless such non-U.S. person complies with certain requirements, including reporting requirements regarding its direct and indirect U.S. owners and/or U.S. account holders. Such withholding could apply to payments made to a non-U.S. person regardless of whether the non-U.S. person is the beneficial owner of a note or holds a note for the account of others. The Treasury Secretary has issued proposed regulations providing that the withholding provisions of FATCA do not apply with respect to payments of gross proceeds from a sale or other disposition of the notes, which may be relied upon by taxpayers until final regulations are issued. In addition, non-U.S. persons located in jurisdictions that have an intergovernmental agreement with the United States regarding FATCA may be subject to different rules. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the notes.

U.S. Federal Estate Tax. An individual Non-U.S. Holder’s estate will not be subject to U.S. federal estate tax on notes beneficially owned by him or her at the time of his or her death, provided that any payment to him or her of interest on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—Interest” without regard to the certification requirement described in that section.

Information Reporting and Backup Withholding

U.S. Holders. Payments of interest on, or the proceeds of the sale or other disposition of, a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding or if the U.S. Holder fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. In general, a Non-U.S. Holder will not be subject to backup withholding tax with respect to payments of interest on the notes provided that the withholding agent does not have actual knowledge or reason to know that such a Non-U.S. Holder is a United States person as defined under the Code, and such withholding agent has received from the Non-U.S. Holder the required certification that it is a Non-U.S. Holder. Generally, the amount of interest paid on a note to a Non-U.S. Holder, as well as the amount, if any, of tax withheld and the name and address of the Non-U.S. Holder, will be reported to the IRS. Copies of the information returns reporting such payments may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless a Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign, State and Local Tax Considerations

In addition to the U.S. federal income tax consequences described above, holders of notes should consider the foreign, state and local tax consequences of purchasing, owning, and disposing of the notes. Foreign, state and local tax laws may differ substantially from the corresponding U.S. federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any foreign jurisdiction, state or locality. Holders of the notes should therefore consult their own tax advisors with respect to the various foreign, state and local tax consequences of an investment in the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issue

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which the Issuer, the underwriters, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring the notes in reliance on these or any other exemption should carefully review the exemption in consultation with their legal advisors to ensure it is applicable to their particular circumstances. There can be no assurance that any of the foregoing exemptions or any other exemption will be available, or that any or all of the conditions of any such exemptions will be satisfied, with respect to any or all otherwise prohibited transactions that may occur in connection with an investment in the notes.

Certain Plans such as government plans, non-U.S. plans and non-electing church plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before investing in the notes.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) it is not, and is not investing on behalf of, any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Prospective investors should not construe the contents of this prospectus supplement as a recommendation with respect to the notes that is based on any prospective investor’s particular needs or individual circumstances, and neither this prospectus supplement nor any such communications should be relied upon by any prospective investor as intended to advance such prospective investor’s best interest.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC are acting as representatives, have severally, and not jointly, agreed to purchase from us, and we have agreed to sell, the principal amount of notes listed opposite their names below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriters	Principal amount of 2030 notes	Principal amount of 2031 notes	Principal amount of 2033 notes
Morgan Stanley & Co. LLC	$	$	$
Barclays Capital Inc.
Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC
Total	$	$	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

We have been advised by the underwriters that the underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of   % of the principal amount of the 2030 notes,   % of the principal amount of the 2031 notes, and   % of the principal amount of the 2033 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of   % of the principal amount of the 2030 notes,   % of the principal amount of the 2031 notes, and   % of the principal amount of the 2033 notes to certain other dealers. After the initial public offering of the notes, the underwriters may change the offering price and other selling terms.

The following table shows the underwriting discount that SBA will pay to the underwriters in connection with this offering:

	Per note		Total
2030 notes		%	$
2031 notes		%	$
2033 notes		%	$
Total			$

We estimate that our expenses of this offering, excluding the underwriting discount, will be approximately $    .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

We expect to deliver the notes against payment for the notes on or about     , 2026, which is the    business day following the pricing of the notes (“T+  ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+  , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active trading market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the note to be higher than it might be in the absence of these purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Certain Relationships

In the ordinary course of their various business activities, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with SBA and its affiliates, for which they have received or may receive customary fees and commissions. For example, certain of the underwriters or their affiliates are acting as agents and/or lenders under our New Senior Credit Agreement.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of SBA. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters in this offering and/or their respective affiliates may serve in various roles under our New Senior Credit Agreement and are lenders under our 2024 Term Loan and our Revolving Credit Facility and, accordingly, may receive a portion of the net proceeds from this offering. See “Use of Proceeds.”

Selling Restrictions

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.

The communication of this prospectus supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus are only being distributed to, and are directed only at, and any offer subsequently made may only be directed at, (A) persons outside the UK, or (B) persons in the UK (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (ii) who are high net worth companies (or persons to whom they may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK, by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in only with, relevant persons.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.

Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Singapore

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering is intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes or offering constitutes a prospectus pursuant to the FinSA and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes or offering may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

VALIDITY OF THE NOTES

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, Florida. Certain legal matters with respect to the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of SBA Communications Corporation and Subsidiaries appearing in SBA’s Annual Report on Form 10-K for the year ended December 31, 2025 (including schedule appearing therein), and the effectiveness of SBA Communications Corporation and Subsidiaries’ internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the internet at the Commission’s website at http://www.sec.gov. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the Commission’s website at www.sec.gov. The information contained on the Commission’s website is expressly not incorporated by reference into this prospectus.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the Commission will automatically update and supersede this information.

We incorporate into this prospectus supplement the following documents that we have previously filed with the Commission (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

Commission Filing (File No. 001-16853)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2025

Quarterly Report on Form 10-Q	Quarter Ended March 31, 2026

Current Reports on Form 8-K	March 27, 2026 and May 22, 2026

Information in our Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Shareholders, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025	April 9, 2026

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 of Form 8-K related thereto.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

SBA Communications Corporation

8051 Congress Avenue

Boca Raton, FL 33487

Phone: (561) 995-7670

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

Our Commission filings, along with information relating to us and our business is also available on our website at www.sbasite.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and any accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this prospectus supplement and the accompanying prospectus may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making an investment decision.

Prospectus

SBA Communications Corporation

Class A Common Stock, Preferred Stock, Debt Securities,

Depositary Shares and Warrants

We may from time to time offer to sell our Class A common stock, preferred stock or debt securities either separately or represented by warrants, or depositary shares, as well as units that include any of these securities. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for our Class A common stock or preferred stock or other securities of ours.

We may offer and sell these securities to or through one or more underwriters, dealers and agents as designated from time to time, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “SBAC”. We will make application to list any shares of Class A common stock sold pursuant to a supplement to this prospectus on the Nasdaq Global Select Market. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the prospectus supplement will disclose the exchange or market.

Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 29, 2024.

i

About this Prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we or selling shareholders may, in one or more offerings, sell any combination of securities described in this prospectus or other securities that we may subsequently add in a post-effective amendment to this registration statement. This prospectus provides you with a general description of the securities we or our selling shareholders may offer. Each time we or our selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

Unless otherwise indicated or the context otherwise requires, when used in this prospectus and any prospectus supplement, the terms “SBA,” “we,” “our,” and “us” refer to SBA Communications Corporation and its subsidiaries on a consolidated basis.

The Company

We are a leading independent owner and operator of wireless communications infrastructure, including tower structures, rooftops, and other structures that support antennas used for wireless communications, which we collectively refer to as “towers” or “sites.” Our principal operations are in the United States and its territories. In addition, we own and operate towers in South America, Central America, Canada, South Africa, the Philippines, and Tanzania. Our primary business line is our site leasing business, which contributed 97.4% of our total segment operating profit for the year ended December 31, 2023. In our site leasing business, we (1) lease space to wireless service providers and other customers on assets that we own or operate and (2) manage rooftop and tower sites for property owners under various contractual arrangements. As of December 31, 2023, we owned 39,618 towers, a substantial portion of which have been built by us or built by other tower owners or operators who, like us, have built such towers to lease space to multiple wireless service providers. Our other business line is our site development business, through which we assist wireless service providers in developing and maintaining their own wireless service networks.

Our principal executive offices are located at 8051 Congress Avenue, Boca Raton, Florida 33487 and our telephone number is (561) 995-7670. We were founded in 1989 and incorporated in Florida in 1997. Our corporate website is www.sbasite.com. The information contained on or accessible through our website is not part of this prospectus.

Risk Factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in SBA described in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, filed with the Commission and incorporated by reference in this prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of the risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Special Note Regarding Forward-Looking Statements

This prospectus and the documents that are incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding:

•

our expectations on the future growth and financial health of the wireless industry and the industry participants, the drivers of such growth, the demand for our towers, the future capital investments of our customers (including with respect to the roll-out of 5G), future spectrum auctions, the trends developing in our industry, and competitive factors;

•	our ability to capture and capitalize on industry growth and the impact of such growth on our financial and operational results;

•	our expectations regarding DISH Wireless;

•	our expectations regarding the consolidation of wireless service providers and the impact of such consolidation on our financial and operational results;

•	our intent to grow our tower portfolio domestically and internationally and expand through acquisitions, new builds and organic lease up on existing towers;

•

our belief that over the long-term, site leasing revenues will continue to grow as wireless service providers increase their use of our towers due to increasing minutes of network use and data transfer, network expansion and network coverage requirements;

•	our expectation regarding site leasing revenue growth, on an organic basis, in our domestic and international segments, and the drivers of such growth;

•

our focus on our site leasing business and belief that our site leasing business is characterized by stable and long-term recurring revenues, reduced exposure to changes in customer spending, predictable operating costs, and minimal non-discretionary capital expenditures;

•	our expectation that, due to the relatively young age and mix of our tower portfolio, future expenditures required to maintain these towers will be minimal;

•	our expectation regarding the scalability of our operations and growth of our cash flows by adding tenants to our towers at minimal incremental costs and executing monetary amendments

•	our expectations regarding churn rates, including with respect to legacy Sprint leases and Oi leases;

•	our expectations regarding the timing for closing of pending acquisitions;

•	our election to be subject to tax as a REIT and our intent to continue to operate as a REIT;

•	our beliefs regarding compliance with applicable laws and regulations, including environmental laws, and the impact of various legal proceedings;

•	our plans regarding our distribution policy, and the amount and timing of, and source of funds for, any such distributions;

•	our expectations regarding the use of NOLs to reduce REIT taxable income;

•

our expectations regarding our capital allocation strategies, including future allocation decisions among portfolio growth, stock repurchases, and dividends, the impact of our election to be taxed as a REIT on that strategy, and our goal of increasing our Adjusted Funds From Operations per share;

•	our expectations regarding dividends and our ability to grow our dividend in the future and the drivers of such growth;

•

our expectations regarding our future cash capital expenditures, both discretionary and non-discretionary, including expenditures required for new builds and to maintain, improve, and modify our towers, ground lease purchases, and general corporate expenditures, and the source of funds for these expenditures;

•

our expectations regarding our business strategies, including our strategy for securing rights to the land underlying our towers, and the impact of such strategies on our financial and operational results;

•	our intended use of our liquidity;

•	our intent to maintain our target leverage levels, including in light of our dividend;

•

our expectations regarding our debt service in 2024 and our belief that our cash on hand, capacity under our Revolving Credit Facility, and our cash flows from operations for the next twelve months will be sufficient to service our outstanding debt during the next twelve months; and

•	our expectations and estimates regarding certain tax and accounting matters, including the impact on our financial statements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, unless otherwise required by law. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•

developments in, and macroeconomic influences on, the wireless communications industry in general, and for wireless communications infrastructure providers in particular, that may slow growth or affect our customers’ access to sufficient capital, or ability to expend capital to fund network expansion or enhancements;

•	the impact of consolidation among wireless service providers, including the impact of T-Mobile and Sprint;

•	the ability of DISH Wireless to become and compete as a nationwide carrier;

•	the impact of rising interest rates on our results of operations and our ability to refinance our existing indebtedness at commercially reasonable rates or at all;

•	our ability to continue to comply with covenants and the terms of our credit instruments and our ability to obtain additional financing to fund our capital expenditures;

•

our ability to successfully manage the risks associated with international operations, including risks relating to political or economic conditions, inflation, tax laws, currency restrictions and exchange rate fluctuations, legal or judicial systems, and land ownership;

•

our ability to successfully manage the risks associated with our acquisition initiatives, including our ability to satisfactorily complete due diligence on acquired towers, the amount and quality of due diligence that we are able to complete prior to closing of any acquisition, our ability to accurately anticipate the future performance of the acquired towers, our ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations, and, once acquired, our ability to effectively integrate acquired towers into our business and to achieve the financial results projected in our valuation models for the acquired towers;

•	the health of the economies and wireless communications markets of the international jurisdictions we operate in, and the willingness of carriers to invest in their networks in such markets;

•	our ability to secure as many site leasing tenants as anticipated, recognize our expected economies of scale with respect to new tenants on our towers, and retain current leases on towers;

•	our ability to secure and deliver anticipated services business at contemplated margins;

•

our ability to build new towers, including our ability to identify and acquire land that would be attractive for our customers and to successfully and timely address zoning, permitting, weather, availability of labor and supplies and other issues that arise in connection with the building of new towers;

•

competition for the acquisition of towers and other factors that may adversely affect our ability to purchase towers that meet our investment criteria and are available at prices which we believe will be accretive to our shareholders and allow us to maintain our long-term target leverage ratios while achieving our expected portfolio growth levels;

•	our capital allocation decisions and the impact on our ability to achieve our expected tower portfolio growth levels;

•	our ability to protect our rights to the land under our towers, and our ability to acquire land underneath our towers on terms that are accretive;

•

our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels to permit us to meet our anticipated uses of liquidity for operations, debt service and estimated portfolio growth;

•	our ability to successfully estimate the impact of regulatory and litigation matters;

•	natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage;

•	a decrease in demand for our towers;

•	the introduction of new technologies or changes in a tenant’s business model that may make our tower leasing business less desirable to existing or potential tenants;

•	our ability to qualify for treatment as a REIT for U.S. federal income tax purposes and to comply with and conduct our business in accordance with such rules;

•	our ability to utilize available NOLs to reduce REIT taxable income;

•

our ability to successfully estimate the impact of certain accounting and tax matters, including the effect on our company of adopting certain accounting pronouncements and the availability of sufficient NOLs to offset future REIT taxable income; and

•	other risks, including those described in Item 1A. – Risk Factors in our Annual Report on Form 10-K and those described from time to time in our other filings with the Commission.

Selling Shareholders

We may register securities covered by this prospectus to permit selling shareholders to resell their securities. We may register securities for resale by selling shareholders by filing a prospectus supplement with the Commission. The prospectus supplement would set forth information about the selling shareholder, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities sold by us under this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our securities sold by any selling shareholder. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

The Securities

We may from time to time offer under this prospectus, separately or together:

•	shares of Class A common stock;

•	shares of preferred stock, which may be represented by depositary shares as described below;

•	unsecured senior, senior subordinated or subordinated debt securities; and

•	warrants to purchase shares of (1) Class A common stock; (2) preferred stock; (3) depositary shares and (4) debt securities.

Description of Capital Stock

Our authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.01 per share and 30,000,000 shares of preferred stock, par value $0.01 per share. Our Board of Directors (the “Board”) may designate series of preferred stock, remove any series of preferred stock, establish or modify the number of shares to be included in each such series, and fix the designation, powers, preferences, rights, restrictions and limitations of the shares of each such series of preferred stock without any further vote or action by our shareholders. Any issuance of preferred stock could be used to discourage, delay or make more difficult a change in control.

As of February 14, 2024, our outstanding capital stock consisted of 108,049,727 shares of Class A common stock. All outstanding shares of Class A common stock are validly issued, fully paid and non-assessable. No other shares of any class or series were issued and outstanding as of February 14, 2024. In addition, as of December 31, 2023, we had reserved approximately (1) 1,973,805 shares of Class A common stock issuable upon exercise of outstanding stock options, restricted stock units or performance stock units; (2) 2,225,421 shares of Class A common stock that are reserved for issuance upon exercise or vesting of awards that may be granted in the future under our 2020 Performance and Equity Incentive Plan; (3) 157,697 shares of Class A common stock that are reserved for issuance under our 2018 Employee Stock Purchase Plan; and (4) 1,203,668 shares of Class A common stock issuable under our registration statements on Form S-4 in connection with acquisition transactions or earn-out obligations under prior acquisition transactions. As of February 14, 2024, there were approximately 288 holders of record of the Class A common stock.

Pursuant to our Articles of Incorporation and bylaws, our Board is classified into three classes of directors, denoted as Class I, Class II and Class III. Brendan T. Cavanagh, Mary S. Chan, Jay L. Johnson and George R. Krouse, Jr. are Class I directors, Kevin L. Beebe, Jack Langer and Jeffrey A. Stoops are Class II directors, and Steven E. Bernstein, Laurie Bowen and Amy E. Wilson are Class III directors.

Class A Common Stock

Voting Rights

Each share of Class A common stock is entitled to one vote. Unless otherwise required by Florida law, once a quorum is present, a majority of the votes cast is required to approve action on a matter other than the election of directors. Once a quorum is present, directors are elected by a majority of the votes cast in uncontested elections. In contested elections, directors are elected by a plurality of votes cast. Our Articles of Incorporation provide that the amendment of certain provisions of our Articles of Incorporation, including those related to the number of directors and director vacancies, indemnification and amendments to those provisions, require a vote of at least two-thirds of the outstanding shares.

Convertibility

There are no conversion provisions applicable to the Class A common stock.

Dividends

Each share of Class A common stock is entitled to receive dividends if, as and when declared by the Board out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we may issue in the future.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, if any, of amounts to which they are preferentially entitled, the holders of Class A common stock would be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Class A common stock.

The rights and preferences of holders of Class A common stock are subject to the rights of any series of preferred stock which we may issue in the future.

Preferred Stock

Our Board is authorized by our Articles of Incorporation to provide for the issuance of shares of preferred stock, in one or more series, to establish the number of shares to be included in each series, to fix the designation, rights, preferences, privileges and restrictions of the shares of each series and to increase or decrease the number of shares of any series of preferred stock, all without any further vote or action by our shareholders.

The prospectus supplement will specify as to each issuance of preferred stock:

•	the maximum number of shares;

•	the designation of the shares;

•	annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	any preemption rights;

•	any restriction on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

Restrictions on Ownership and Transfer

To facilitate our continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (“Code”), our Articles of Incorporation contain ownership limitations and transfer restrictions on our capital stock. We refer to these ownership limitations and transfer restrictions as the “REIT Ownership and Transfer Restrictions.” All certificates representing shares of capital stock, if any, bear legends describing the REIT Ownership and Transfer Restrictions. Further, the REIT Ownership and Transfer Restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Class A common stock or otherwise be in the best interest of the shareholders.

For us to continue to qualify as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be subject to tax as a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be subject to tax as a REIT has been made). To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our shareholders, our Articles of Incorporation contain the REIT Ownership and Transfer Restrictions.

Relevant sections of our Articles of Incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our Articles of Incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of our outstanding shares of stock, including our common stock and preferred stock, or more than 9.8% in value or in number of shares (whichever is more restrictive) of the outstanding shares of our Class A common stock. We refer to these restrictions as the “ownership limits.”

Applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of shares of our outstanding stock or less than 9.8% in value or number of the outstanding shares of our Class A common stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of shares of our outstanding stock or in excess of 9.8% in value or number of the outstanding shares of our Class A common stock.

In addition to the ownership limits, our Articles of Incorporation prohibit any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of section 856(d) of the Code to fail to qualify as such.

Our Board may, in its sole discretion, exempt a person from the ownership limits and certain other limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for any such person. However, the Board may not exempt any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the Board for exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of our stock will not jeopardize our ability to continue to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of our stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the Board may require an opinion of counsel or IRS ruling satisfactory to the Board with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or a different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the Board may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our Articles of Incorporation, result in us being “closely held” within the meaning of section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our total shares of stock or of the shares of a class or series of our stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our stock or of the shares of a class or series of our stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

Our Articles of Incorporation further prohibit:

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the foregoing REIT Ownership and Transfer Restrictions will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

Pursuant to our Articles of Incorporation, if there is any purported transfer of our stock or other event or change of circumstances that, if effective or otherwise, would violate any of the REIT Ownership and Transfer Restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. Our Articles of Incorporation also provide for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our Articles of Incorporation, then the transfer of the excess shares will be automatically void and of no force or effect. Any shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the REIT Ownership and Transfer Restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of our Class A common stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee. The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Articles of Incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the Board, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced. The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Pursuant to the Florida Business Corporation Act, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if the Board determines that a proposed or purported transfer would violate the REIT Ownership and Transfer Restrictions, the Board may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Within 30 days after the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the shareholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Anti-takeover Effects of our Articles of Incorporation and Bylaws

Pursuant to our Articles of Incorporation, our Board is divided into three classes of directors, denoted as Class I, Class II and Class III. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board shall be filled by a majority of the directors then in office. Our classified Board will have the result, unless directors are removed, that at least two annual meetings of shareholders will be required for a majority of shareholders to make a change in control of the Board.

Our Articles of Incorporation provide that our Board may provide further issuance of Preferred Stock, in one or more series, to establish the number of shares to be included in each series, to fix the designation, rights, preferences, privileges and restrictions of the shares of each series and to increase or decrease the number of shares of any series of Preferred Stock, all without any further vote or action by our shareholders. The existence of authorized but unissued and unreserved Preferred Stock may enable our Board to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Our Articles of Incorporation and bylaws do not provide for cumulative voting. Additionally, our bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board or a committee of our Board. A combination of our cumulative voting policy and the advance notice procedures make it more difficult to effect a change in the composition of our Board.

Indemnification

Both our Articles of Incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We also maintain and pay premiums on an insurance policy on behalf of our directors and officers covering losses from certain claims. In addition, we have entered into indemnification agreements with our directors and certain officers that provide for the indemnification of our directors and certain officers, to the fullest extent permitted by the Florida Business Corporation Act, our Articles of Incorporation and our bylaws, against expenses incurred by such persons in connection with their service as (i) our director or officer, (ii) in any capacity with respect to any of our employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at our request. In addition, the agreements provide for our obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.

Transfer Agent

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Description of Debt Securities

The debt securities will be our unsecured direct obligations. The debt securities may be senior or subordinated indebtedness. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indenture and the debt securities to be issued under any indenture are summaries of certain anticipated provisions of the indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and the debt securities.

General

We have filed with the registration statement of which this prospectus is a part a form of indenture relating to our senior securities and a form of indenture relating to our senior subordinated securities and subordinated securities. Our senior debt securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated, including but not limited to our Senior Notes. While such senior debt securities rank equally and ratably with our other indebtedness that is not subordinated, it is effectively junior to secured debt or debt on the level of our subsidiaries. If we issue subordinated debt securities, they will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other subordinated indebtedness. They may, however, also be subordinated in right of payment to senior subordinated securities. See “—Subordination.” We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our Board or as established in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities if other than the principal amount of the debt securities;

•	the rights evidenced by the securities;

•

the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any retirement provisions;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	any provisions with respect to the kind and priority of liens securing the securities;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance reserves;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	provisions related to the modification of the terms of the security of the rights of shareholders;

•	any provisions regarding a trustee;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent, different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated and/or book-entry form;

•

whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•

whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•

whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment; and

•	the subordination provisions, if any, relating to the debt securities.

We may issue debt securities at less than the principal amount payable upon maturity (we refer to these securities as “original issue discount securities”). If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest on and principal of and premium, if any, on any debt securities at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the applicable trustee; or

•	in any other lawful manner, all as more completely described in the applicable indenture.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

•

If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities. In addition, we must not already be in default, unless the merger or other transaction would cure the default. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	Any other condition described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default

The term “event of default” means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•

We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% of the principal amount of debt securities of the affected series may send the notice.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of a significant portion in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is known as an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above notices and offer of indemnity. However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

We will set forth in the applicable prospectus supplement the terms and conditions upon which we can make changes to an indenture or the debt securities. There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Unanimous Approval

First, there are changes we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security; and

•	impair your right to sue for payment.

Changes Requiring a Majority Vote

The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described under “—Changes Requiring Unanimous Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance

We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

Description of Depositary Shares

General

The description shown below and in any applicable prospectus supplement of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the Commission at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. These receipts are known as depositary shares. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Upon surrender of depositary receipts by a holder of depositary shares at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, the holder of depositary shares is entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

A depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

No distributions will be made on any depositary shares that represent preferred stock converted or exchanged. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. All distributions are subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Fractional shares of preferred stock will not be issued. If the depositary shares which you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series held by the depositary. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation Preference

In the event of our liquidation, whether voluntary or involuntary, the holders of each depositary share would be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for Class A common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares outstanding shall have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.

Neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

Description of Warrants

We may issue warrants for the purchase of debt securities, Class A common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	any provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Plan of Distribution

We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	through underwriters or dealers;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in privately negotiated transactions;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents; or

•	through a combination of any of these methods of sale.

We may offer and sell the securities directly to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation; and

•	the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If we are offering shares of our Class A common stock, we may permit those selling shareholders named in any prospectus supplement to participate in the offering. If any selling shareholders are participating in an offering, the prospectus supplement will also include the following:

•	the name or names of the selling shareholders;

•	the amount of shares to be sold by each selling shareholder and the proceeds from such sales; and

•	any additional terms, including lock-up provisions, that may be placed on the participating selling shareholders in connection with their sale of securities in the offering.

If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities and, other than the Class A common stock, which is listed on the Nasdaq Global Select Market, for which there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the offering will be passed upon for us by, Greenberg Traurig, P.A., Fort Lauderdale, Florida.

Experts

The consolidated financial statements of SBA Communications Corporation and Subsidiaries appearing in SBA Communications Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including schedule appearing therein), and the effectiveness of SBA Communications Corporation and Subsidiaries’ internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information; Incorporation By Reference

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the Commission’s website at www.sec.gov. The information contained on the Commission’s website is expressly not incorporated by reference into this prospectus.

We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the Commission will automatically update and supersede this information. This prospectus is part of a registration statement filed with the Commission.

We incorporate into this prospectus the following documents that we have previously filed with the Commission (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

Commission Filing (File No. 001-16853)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2023

Current Reports on Form 8-K	January 25, 2024 and February 2, 2024

Information in our Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022	April 12, 2023

Description of our Class A common stock contained in Exhibit 4.1 to the Current Report on Form 8-K, and any amendment or report filed for the purpose of updating such description	January 17, 2017

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 of Form 8-K related thereto.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

SBA Communications Corporation

8051 Congress Avenue

Boca Raton, FL 33487

Phone: (561) 995-7670

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

Our Commission filings, along with information relating to us and our business is also available on our website at www.sbasite.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

$

SBA Communications Corporation

$    % Senior Notes due 2030

$    % Senior Notes due 2031

$    % Senior Notes due 2033

Prospectus Supplement

Joint Book-Running Managers

Morgan Stanley	Barclays	Wells Fargo Securities

Goldman Sachs & Co. LLC

    , 2026